As filed with the Securities and Exchange Commission on January 31, 1997


		   SECURITIES AND EXCHANGE COMMISSION
		       Washington, D.C.  20549


			      FORM 8-A


	    For Registration of Certain Classes of Securities
		Pursuant to Section 12(b) or 12(g) of the
		   Securities Exchange Act of 1934


			  Yurie Systems, Inc.
__________________________________________________________________________
	 (Exact name of registrant as specified in its charter)

	 Delaware                                     52-1778987
__________________________________________________________________________
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

10000 Derekwood Lane, Lanham, Maryland                    20706
__________________________________________________________________________
(Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1),
please check the following box. [   ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to
General Instruction A.(c)(2), please check the following box. [   ]


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                    Name of each exchange on
to be so registered                    which each class is to be registered
___________________                    ____________________________________

      None
__________________________________________________________________________

Securities to be registered pursuant to Section 12(g) of the Act:

		     Common Stock, $.01 par value
__________________________________________________________________________
			  (Title of class)

			  Total of 3 Pages

	      INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED

	The description of the Common Stock, $.01 par value, of Yurie Systems, Inc. (the "Registrant") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus constituting a part of the Registration Statement on Form S-1
(No. 333-15759) filed by the Registrant with the Commission on November 7, 1996, as amended (the "Registration Statement"), which is incorporated herein by reference as Exhibit 1.

Item 2. EXHIBITS

	Listed below are all exhibits filed as part of this Registration
	Statement:

*1.     Prospectus constituting part of the Registration Statement.

 2. Specimen certificate representing shares of Common Stock, $.01 par value of the Registrant (Exhibit 4.1 to the Registration Statement).

 3. Certificate of Incorporation of Registrant (Exhibit 3.1 to the Registration Statement).

 4.     Bylaws of Registrant (Exhibit 3.2 to the Registration Statement).





______________________________________
	* Incorporated herein by reference from the Registration Statement.

				   SIGNATURE


	Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   January 31, 1997

				       YURIE SYSTEMS, INC.


					By:  /s/Jeong H. Kim
					     ____________________________
					     Jeong H. Kim
					     Chief Executive Officer
					     and Chairman of the Board
					     of Directors